EXHIBIT 10.19
SECOND AMENDMENT TO REVOLVING CREDIT PROMISSORY NOTE (LIBOR/PRIME)
(Avistar Communications Corporation)

Second Amendment dated as of December 17, 2007 (this “Amendment”) to that certain Revolving Credit Promissory Note dated as of December 23, 2006, as amended, by Avistar Communications Corporation, a Delaware corporation (the “Borrower”), to the order of JPMorgan Chase Bank, N.A. (the “Bank”), in the maximum principal amount of $10,000,000 (the “Note”).

For value received, the parties hereto hereby agree as follows:

1.	The first unnumbered paragraph of the Note is hereby amended by deleting therefrom the words “first anniversary” and inserting in lieu thereof the words “second anniversary”.

2.	This Amendment shall become effective upon:

a.	The Borrower’s payment to the Bank’s counsel’s fees and expenses of $2,247.50; and

b.	The Bank’s receipt of a financial statement from the Guarantor dated on or about December 7, 2007, substantially in the form of the “Financial Statement” (as defined in the Guaranty).

3.	The Note, as amended by this Amendment, remains in full force and effect.

4.	This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

5.
This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one in the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

JPMorgan Chase Bank, N.A.
By:           J.P. Morgan Trust Company, N.A.

By:       /s/ Nancy A. Sheppard
            Nancy A. Sheppard
            Managing Director

Avistar Communications Corporation

By:           /s/ Robert J. Habig

Name: Robert J. Habig
Title: Chief Financial Officer

By:          /s/ Simon B. Moss

Name: Simon B. Moss
Title: President